EXHIBIT 8


                           Winthrop & Weinstine, P.A.
                             225 South Sixth Street
                                   Suite 3500
                          Minneapolis, Minnesota 55402


June 21, 2004

American Church Mortgage Company
10237 Yellow Circle Drive
Minnetonka, Minnesota  55343

Re:      American Church Mortgage Company

Ladies and Gentlemen:

     We have acted as counsel to American Church Mortgage Company, a Minnesota corporation (the "Company"), with respect to the preparation and filing by the Company of a Registration Statement on Form S-11 (the "Registration Statement"), containing a prospectus (the "Prospectus"), under the Securities Act of 1933, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder (collectively the "1933 Act"), with respect to the registration of $23,000,000 of Series B Secured Investor Certificates (the "Certificates") of the Company.

     In rendering our opinion, we have examined certain documents, including:

     (a) The Registration Statement, including exhibits to the Registration Statement; and

     (b) Such other certificates, opinions, and instruments as we have deemed necessary.


     As to various questions of fact that are material to the opinion set forth in this letter, we have relied upon certain representations, statements, and information set forth in the foregoing documents and certificates of officers of the Company. In addition, we have assumed that the business of the Company will be conducted as described in the Registration Statement.

     As to matters of law, we have based our opinion upon the provisions of the Internal Revenue Code of 1986, as amended (the "Code"), the Treasury regulations promulgated or proposed under the Code (the "Regulations"), the legislative history of the Code, and the interpretations of the Code and the Regulations by the Internal Revenue Service (the "IRS") and by the courts, all as of the date of this letter. The provisions of the Code or the Regulations may be amended, or the interpretations of the IRS or the courts may change, each in a manner that could affect our opinion, and any such change may have retroactive effect. We undertake no


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American Church Mortgage Company
June 21, 2004
Page 2

responsibility to advise the Company of any changes in the application or the interpretation of the United States federal income tax laws that occur after the date of this opinion.

     Based upon and subject to the foregoing, and subject to the qualifications set forth herein, the discussion under the heading "Material Federal Income Tax Consequences Associated with the Certificates" that is contained in the Registration Statement, as it relates to statements of law and legal conclusions, is our opinion as to the material United States federal income tax consequences of the acquisition, ownership, and disposition of the Certificates.

     Our opinion represents our best judgment as to how a court would decide if presented with the issues addressed in the discussion under the heading "Material Federal Income Tax Consequences Associated with the Certificates" that is contained in the Registration Statement and are not binding upon either the IRS or any court. Thus, we cannot give any assurances that a position taken in reliance on our opinion will not be challenged by the IRS or rejected by a court.

     Except as set forth above, we express no opinion to any party as to the tax consequences, whether federal, state, local, or foreign, of the acquisition, ownership, and disposition of the Certificates. We are furnishing this opinion to the Company solely in connection with the Registration Statement. We consent to the use of our name wherever it appears in the Registration Statement with respect to the discussion of the material United States federal income tax consequences of the acquisition, ownership, and disposition of the Certificates and to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the 1933 Act, and we do not admit that we are "experts" within the meaning of such term as used in the 1933 Act with respect to any part of the Registration Statement, including this opinion letter as an exhibit or otherwise. We disclaim any obligation to update this opinion letter for events occurring, or coming to our attention, after the date hereof.

Very truly yours,

WINTHROP & WEINSTINE, P.A.


By -     /s/ Paul W. Markwardt
         A Shareholder

PWM/JKK

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